SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                     ------

                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934




Date of report (Date of earliest event reported):    July 1, 2005



                                  Coach, Inc.
                                  -----------
             (Exact name of registrant as specified in its charter)


            Maryland                1-16153                  52-2242751
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           (State of       (Commission File Number)         (IRS Employer
         Incorporation)                                   Identification No.)


                    516 West 34th Street, New York, NY 10001
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               (Address of principal executive offices) (Zip Code)



                                 (212) 594-1850
                                 --------------
              (Registrant's telephone number, including area code)




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Item 2.01: Completion of Acquisition or Disposition of Assets.

     On July 1, 2005, Coach, Inc. (the "Company") completed the purchase from Sumitomo Corporation ("Sumitomo") of Sumitomo's 50% ownership interest in Coach Japan, Inc. (a joint venture between the Company and Sumitomo that operates the Coach retail business in Japan). Two of the Company's wholly-owned subsidiaries (Coach Japan Holdings, Inc. and Coach Japan Investments, Inc.), as well as Coach Japan, Inc., were the purchasers of the equity and debt financing, respectively, of Coach Japan, Inc. The purchase price for this transaction was approximately $225 million, plus approximately $75 million representing Sumitomo's undistributed profits and paid-in capital, for a total cash payment of $300 million.



Item 9.01:  Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is being furnished herewith:

     10.1 Stock Purchase Agreement, dated April 25, 2005, among the Company, Coach Japan Holdings, Inc., Coach Japan, Inc., Coach Japan Investments, Inc. and Sumitomo Corporation (filed as Exhibit 10.1 to the Company's Form 10-Q for the Quarterly Period Ended April 2, 2005).







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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 7, 2005

                                COACH, INC.

                                By:   /s/  Carole P. Sadler
                                     -----------------------
                                     Carole P. Sadler
                                     Senior Vice President, General Counsel
                                     and Secretary



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                                  EXHIBIT INDEX


     10.1 Stock Purchase Agreement, dated April 25, 2005, among the Company, Coach Japan Holdings, Inc., Coach Japan, Inc., Coach Japan Investments, Inc. and Sumitomo Corporation (filed as Exhibit 10.1 to the Company's Form 10-Q for the Quarterly Period Ended April 2, 2005).